Exhibit 99.1

FOR IMMEDIATE RELEASE CONTACT: Investor Relations (713) 726-5376 IR@flotekind.com

Flotek Industries Announces Select Second Quarter Preliminary Results, Release

of Florida Chemical Company Pro Forma Financial Reports, Additions to

Leadership Team and Broadcast of Flotek’s Florida Investor Presentation

HOUSTON, July 29, 2013 /PRNewswire/ — Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) today announced select preliminary results for the three months ended June 30, 2013.

The Company expects revenue for the three months ended June 30, 2013 to exceed $93 million. Excluding revenue as a result of the recently-announced Florida Chemical Company acquisition, Flotek revenue should exceed $79 million.

“We are very pleased with our revenue production in the second quarter as it represents near-record achievement for Flotek,” said John Chisholm, Chairman, President and Chief Executive Officer of Flotek. “There is little question that Florida Chemical is already adding positive momentum for Flotek. However, even before accounting for the Florida Chemical boost, quarterly sales should be at near-record levels for the Company.”

The Company expects Chemical Technologies segment revenues to exceed $47.5 million; Drilling Technologies revenues to exceed $29.5 million and Artificial Lift Technologies revenues to be approximately $3.4 million. All segment revenues should post sequential improvements with the exception of Artificial Lift. Artificial Lift is likely to be slightly below first quarter comparisons, a result of a significant international sale posted in the first quarter.

A new segment, Non-Energy Chemical Technologies (“NECT”)—resulting from the acquisition of Florida Chemical Company – should add revenue in excess of $12.5 million for the quarter. Flotek recorded revenue from Florida Chemical only for May and June during the quarter.

Consolidated gross margins for the second quarter should exceed 40%. The Company expects second quarter Chemical Technologies segment gross margins to exceed 43%; Drilling Technologies margins to exceed 41%; and Artificial Lift Technologies margins to be greater than 25%. Similar to revenues, we expect segment gross margins – with the exception of Artificial Lift – to show sequential improvement. Gross margin for NECT should be approximately 29%.

Flotek Industries, Inc.	Media Release	July 29, 2013
FOR IMMEDIATE RELEASE

“We continue to be acutely focused on growing our Company in ways that will create value for our shareholders and these preliminary second quarter results are a testament to the focus and dedication of the entire Flotek team,” added Chisholm. “While we are excited about these results and especially the positive impact from Florida Chemical, we are more enthused about what we see in the second half of the year and the opportunities for growth, both intrinsically and from strategic partnerships that support our core businesses. In addition, while rapid growth can have a transient impact on certain expense items, we remain focused on long-term economies of scale that will result in meaningful profit opportunities.”

Flotek Files Florida Chemical Pro Forma Financial Review, Details Reporting Segments

After the market close on Friday, Flotek filed an 8-K/A with the U.S. Securities and Exchange Commission outlining the required pro forma financial statements related to the Florida Chemical acquisition. Included in that report are the Florida Chemical Company audited financial statements.

In addition to the financial statements, Flotek has determined that it will realign its reporting segments to accurately account and report the business of Florida Chemical.

As noted earlier, in addition to Flotek’s three current reporting segments, a fourth reporting segment, Non-Energy Chemical Technologies (“NECT”) will be added. The new segment will capture Florida Chemical’s non-energy related business. Florida Chemical’s energy-related business, including the business generated in its FC Pro subsidiary, will be included in the current Chemicals segment.

The Company is also renaming the existing segments to better describe the business functions of each. The existing segments will now be named Chemical Technologies, Drilling Technologies and Artificial Lift Technologies.

Flotek will begin to use these reporting segments with the quarter ending June 30, 2013, which will include Florida Chemical’s results from May and June.

“We believe the revamped segment reporting structure accounting for the Florida Chemical acquisition will provide transparency for investors,” added Chisholm. “The completion of this process is a major step in the integration of Florida Chemical, which we continue to believe is a strategic acquisition that will add transformational opportunities for the Company in the coming months.”

Schmitz and McGuigan Add Depth to Leadership Team

Flotek also announced this morning that Robert “Rob” Schmitz and Thomas H. McGuigan have joined the Flotek leadership team.

Rob Schmitz has been named the Company’s Vice President and Corporate Controller. Schmitz joins Flotek after serving since 2005 as Vice President and Chief Accounting Officer of Champion Technologies, Inc., a chemical technology concern based in

Flotek Industries, Inc.	Media Release	July 29, 2013
FOR IMMEDIATE RELEASE

Houston. Prior to joining Champion, Schmitz served as the Director of Generation Accounting at Dynegy and also served in a number of finance and accounting roles with subsidiaries of Royal Dutch Shell. He is a graduate of Kansas State University.

Thomas McGuigan has been named Executive Account Manager. McGuigan joins Flotek from Carbo Ceramics where he served as Director of Executive Sales since 2007 and in other executive sales positions since joining Carbo Ceramics in 1982. Prior to joining Carbo he worked as a field engineer for Schlumberger and in technical sales for the Western Company of North America. He is a graduate of the University of Kentucky.

“It is rare to find leaders as experienced, enthusiastic and capable as Rob and Tom at any time, let alone at the same time,” added Chisholm. “We are incredibly fortunate that both believe in the Flotek mission and the opportunity to make a difference as members of our team. The experience and insight they bring – Rob on the accounting front and Tom from a value-added product and service sales perspective – will be invaluable as we continue to build our platform as a leading global oilfield technology company.”

Flotek to Webcast Monday Investor Presentations

The Company also announced that it will broadcast its investor presentation from Orlando, Florida this morning. To access the webcast, investors should visit Flotek’s website at www.flotekind.com. A link will be on the front page as well as a link to the slides used during the presentation. The presentation will begin at 7:30am EDT and last approximately three hours.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of a portfolio of innovative oilfield technologies, including specialty chemicals and down-hole drilling and production equipment. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements:

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Flotek Industries, Inc.	Media Release	July 29, 2013
FOR IMMEDIATE RELEASE

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.

SOURCE Flotek Industries, Inc.